EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-258982 and No 333-234133) and on Form S-8 (No 333-232600) of Loop Industries, Inc. of our report dated May 26, 2022 relating to the financial statements, which appear in this Form 10-K.

Montreal, Canada

May 26, 2022

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada

H3B 4Y1 T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.